EXHIBIT 10.12

The Williams Companies, Inc.

2007 Incentive Plan

Effective as of March 14, 2007, as subsequently amended

Amended and restated effective as of January 19, 2012

2.37 Performance Share and Performance Unit	4
2.38 Period of Restriction	4
2.39 Person	4
2.40 Restricted Stock Unit	4
2.41 Rule 16b-3	5
2.42 SEC	5
2.43 Section 16 Non-Management Director	5
2.44 Section 16 Person	5
2.45 Share	5
2.46 Shares of Restricted Stock or Restricted Stock	5
2.47 Stock Appreciation Right or SAR	5
2.48 Termination of Affiliation	5

Article 3.—Administration	6
3.1 Committee	6
3.2 Powers of Committee	7

Article 4.—Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance	10
4.1 Number of Shares Available for Grants	10
4.2 Adjustments in Authorized Shares and Awards	10
4.3 Compliance with Section 162(m) of the Code	11
(a) Section 162(m) Compliance	11
(b) Annual Individual Limitations	11
4.4 Performance-Based Exception Under Section 162(m)	11

Article 5.—Eligibility and General Conditions of Awards	15
5.1 Eligibility	15
5.2 Award Agreement	15
5.3 General Terms and Termination of Affiliation	15
5.4 Nontransferability of Awards	15
5.5 Cancellation and Rescission of Awards	16
5.6 Stand-Alone, Tandem and Substitute Awards	16
5.7 Compliance with Rule 16b-3	17
(a) Reformation to Comply with Exchange Act Rules	17
(b) Rule 16b-3 Administration	17
5.8 Deferral of Award Payouts	17

Article 6.—Stock Options	18
6.1 Grant of Options	18
6.2 Award Agreement	18
6.3 Option Price; No Repricing	18
6.4 Grant of Incentive Stock Options	18
6.5 Payment	19

Article 7.—Shares of Restricted Stock	21
7.1 Grant of Shares of Restricted Stock	21

7.2 Award Agreement	21
7.3 Consideration for Shares of Restricted Stock	21
7.4 Effect of Forfeiture	21
7.5 Escrow; Legends	21
7.6 Voting Rights; Dividends and Distributions	22

Article 8.—Restricted Stock Units	23
8.1 Grant of Restricted Stock Units	23
8.2 Delivery and Limitations	23
8.3 Forfeiture	24

Article 9.—Performance Units and Performance Shares	24
9.1 Grant of Performance Units and Performance Shares	24
9.2 Value/Performance Goals	24
(a) Performance Unit	24
(b) Performance Share	24
9.3 Earning of Performance Units and Performance Shares	24
9.4 Forfeiture	25

Article 10.—Stock Appreciation Rights	26
10.1 Grant of SARs	26
10.2 Award Agreement	26
10.3 Payments of SAR Amount	26
10.4 Forfeiture	26
10.5 No Repricing	26

Article 11.—Other Stock-Based Awards	27

Article 12.—Non-Equity Incentive Awards	28

Article 13.—Change in Control	29
13.1 Acceleration of Exercisability and Lapse of Restrictions	29
13.2 Definitions	29
(a) Cause	29
(b) Change Date	30
(c) Change in Control	30
(d) Good Reason	31
(e) Incumbent Directors	32
(f) Retirement	32
(g) Surviving Corporation	32
(h) Voting Securities	32
13.3 Flexibility to Amend	32

Article 14.—Non-Management Director Awards	33
14.1 Director Annual Grant	33
(a) Automatic Grant of Director Annual Grant	33
(b) Prorated Director Annual Grant	33

(c) Non-Management Director Status	34
(d) Vesting and Payment	34
14.2 Election to Receive Director Fees in Shares or Restricted Stock Units in Lieu of Cash	34
(a) Payment of Director Fees in Shares	34
(b) Payment of Director Fees in Restricted Stock Units	35
14.3 Deferral Elections	35
(a) Timing of Deferral Elections	35
(b) Content of Deferral Elections	35
(c) Deferral Account	36
(d) Settlement of Deferral Accounts	36
14.4. Insufficient Number of Shares	36
14.5 Non-Forfeitability	36
14.6 No Duplicate Payments	36

Article 15.—Amendment, Modification, and Termination	37
15.1 Amendment, Modification, and Termination	37
15.2 Awards Previously Granted	37

Article 16.—Withholding	38
16.1 Mandatory Tax Withholding	38
16.2 Notification under Code Section 83(b)	38

Article 17.—Additional Provisions	39
17.1 Successors	39
17.2 Severability	39
17.3 Requirements of Law	39
17.4 Securities Law Compliance	39
17.5 No Rights as a Stockholder	40
17.6 Nature of Payments	40
17.7 Non-Exclusivity of Plan	40
17.8 Governing Law	40
17.9 Share Certificates	40
17.10 Unfunded Status of Awards; Creation of Trusts	40
17.11 Employment	41
17.12 Participation	41
17.13 Military Service	41
17.14 Construction; Gender and Number	41
17.15 Headings	41
17.16 Obligations	41
17.17 No Right to Continue as Director	41
17.18 Code Section 409A Compliance	41

THE WILLIAMS COMPANIES, INC.

2007 INCENTIVE PLAN

(Effective as of March 14, 2007, as subsequently amended)

(Amended and restated effective as of January 19, 2012)

Article 1.—Effective Date, History, Objectives, and Duration

1.1 Effective Date. The Williams Companies, Inc., a Delaware corporation (the “Company”), established an incentive compensation plan known as The Williams Companies, Inc. 2007 Incentive Plan (the “Plan”) effective March 14, 2007 (the “Effective Date”). From and after the Effective Date, no further grants or awards shall be made under The Williams Companies, Inc. 2002 Incentive Plan, as amended from time to time, The Williams Companies, Inc. Stock Plan for Nonofficer Employees, The Williams International Stock Plan, The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors or The Williams Companies, Inc. 1996 Stock Plan, as amended. The Company previously amended and restated the Plan (the “Restatement”) effective as of February 23, 2010 (the “Restatement Effective Date”).

1.2 Objectives of the Plan. The Plan is intended (a) to allow selected employees and officers of the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Affiliates in attracting new employees and officers and retaining existing employees and officers, (b) to provide Non-Equity Incentive Award (as defined below) opportunities to employees in the Designated 162(m) Group (as defined below) that are competitive with those of other major corporations, (c) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company’s goals, (d) to provide Grantees with an incentive for excellence in individual performance, (e) to promote teamwork among employees, officers, and Non-Management Directors (as defined below), and (f) to attract and retain highly qualified persons to serve as Non-Management Directors and to promote ownership by such Non-Management Directors of a greater proprietary interest in the Company, thereby aligning such Non-Management Directors’ interests more closely with the interests of the Company’s stockholders.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company (the “Board”) to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions, or, if earlier, May 17, 2017, the tenth (10th) anniversary of the date the Plan was originally approved by the stockholders of the Company. Termination of the Plan will not affect the rights and obligations of the Grantees and the Company arising under Awards theretofore granted and then in effect.

Article 2.—Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Acquired Entity Award” has the meaning set forth in Section 5.6.

2.2 “Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company.

2.3 “Annual Meeting of Company Stockholders” has the meaning set forth in Section 14.1.

2.4 “Award” means Options (including Non-Qualified Stock Options and Incentive Stock Options), Shares of Restricted Stock, Restricted Stock Units, Performance Units (which may be paid in cash), Performance Shares, Stock Appreciation Rights, Other Stock-Based Awards, Non-Equity Incentive Awards or Director Annual Grants granted under the Plan.

2.5 “Award Agreement” means the written agreement or other instrument as may be approved from time to time by the Committee or Management Committee (as applicable) by which an Award shall be evidenced. An Award Agreement may be in the form of either (a) an agreement to be either executed by both the Grantee and the Company (or an authorized representative of the Company) or delivered and acknowledged electronically as the Committee shall determine or (b) certificates, notices or similar instruments as approved by the Committee or Management Committee (as applicable).

2.6 “Base Amount” means with respect to a Stock Appreciation Right, the amount with respect to which the appreciation in the value of a Share shall be measured over the period beginning with the Grant Date and ending on the date of exercise of such Stock Appreciation Right.

2.7 “Board” has the meaning set forth in Section 1.3.

2.8 “CEO” means the Chief Executive Officer of the Company.

2.9 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.10 “Committee” and “Management Committee” have the respective meanings set forth in Article 3.

2.11 “Common Stock” means the common stock, $1.00 par value, of the Company.

2.12 “Controlled Affiliate” means any Person that directly or indirectly, through one or more intermediaries, is controlled by the Company.

2.13 “Covered Employee” means a Grantee who, as of the date that the value of an Award is recognizable as income, is one of the group of “covered employees,” within the meaning of Section 162(m) of the Code, with respect to the Company.

2.14 “Designated 162(m) Group” means that group of persons whom the Committee believes may be Covered Employees with respect to a current or future fiscal year of the Company.

2.15 “Director Annual Grant” means an Award made to a Non-Management Director under Section 14.1.

2.16 “Director Fees” has the meaning set forth in Section 14.2.

2.17 “Disability” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, for purposes of the exercise of an Incentive Stock Option, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, disability as defined in the Company’s long-term disability plan in which the Grantee participates or is eligible to participate, as determined by the Committee.

2.18 “Dividend Equivalent” means a right to receive or accrue, to the extent provided under the respective Award Agreement, payments equal to dividends or property on a specified number of Shares.

2.19 “Eligible Person” means any employee (including any officer) of the Company or an Affiliate, except that only employees in the Designated 162(m) Group shall be Eligible Persons with respect to Non-Equity Incentive Awards.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.21 “Equity Election” has the meaning set forth in Section 14.2.

2.22 “Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, unless otherwise determined in the good faith discretion of the Committee, as of any date: (i) the closing price on the date of determination reported in The Wall Street Journal (or an equivalent alternate or successor) (or, if no sale of Shares was reported for such date, on the most recent trading day prior to such date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the closing price of the Shares on such other national exchange on which the Shares are principally traded or as reported by the Nasdaq Global Select or Global Market System, or similar securities market, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the Nasdaq Capital Market or similar securities market; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee.

2.23 “Grant Date” means the date on which an Award is granted or, in the case of a grant to an Eligible Person, such later date as specified in advance by the Committee.

2.24 “Grantee” means an Eligible Person who has been granted an Award.

2.25 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.26 “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.27 “Non-Equity Incentive Award” means an Award granted to a person in the Designated 162(m) Group that is not granted or payable in Shares.

2.28 “Non-Management Director” means a member of the Board who is not an employee of the Company or any Affiliate.

2.29 “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.30 “Option” means an option granted under Article 6 of the Plan.

2.31 “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to the exercise of an Option.

2.32 “Option Term” means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

2.33 “Other Stock-Based Award” means a right, granted under Article 11 of the Plan, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.34 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code contained in Section 162(m)(4)(C) of the Code (including the special provisions for options thereunder).

2.35 “Performance Measures” has the meaning set forth in Section 4.4.

2.36 “Performance Period” means the time period over which performance goals shall be determined.

2.37 “Performance Share” and “Performance Unit” have the respective meanings set forth in Article 9.

2.38 “Period of Restriction” means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.39 “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.40 “Restricted Stock Unit” means a right, granted in accordance with Article 8 hereof, to receive a Share or cash payment equal to the value thereof, subject to such Period of Restriction as the Committee shall determine.

2.41 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.42 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.43 “Section 16 Non-Management Director” means a Non-Management Director who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.44 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.45 “Share” means a share of Common Stock, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.46 “Shares of Restricted Stock” or “Restricted Stock” means Shares that are subject to forfeiture if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.47 “Stock Appreciation Right” or “SAR” has the meaning set forth in Section 10.1 hereof.

2.48 “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Affiliate in the capacity of an employee or officer, or with respect to an individual who is solely an employee or officer of an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company. Notwithstanding the foregoing, except as otherwise provided in the Award Agreement with respect to such Award, with respect to an Award subject to Section 409A of the Code, “Termination of Affiliation” means a “separation from service” as defined in Section 409A of the Code and guidance thereunder.

Article 3.—Administration

3.1 Committee.

(a) Subject to Articles 14 and 15, and to Section 3.2, the Plan shall be administered by a committee (the “Committee”). Except to the extent the Board reserves administrative powers to itself or appoints a different committee to administer the Plan, the Committee shall be (i) the Board, with respect to all Non-Management Directors, (ii) the Compensation Committee of the Board, with respect to all executive officers of the Company (which term shall have the same meaning as the term “officer” as defined in Rule 16a-1(f) promulgated under the Exchange Act and shall in any event include all of the members of the Company’s Executive Officer Team (“EOT”)) and any other Eligible Person with respect to whom it elects to act as the Committee, and (iii) except as the Committee may provide, if the CEO is a member of the Board, a committee consisting of the CEO, with respect to any Eligible Person other than an executive officer of the Company. In addition, to the extent the Board considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify both as “outside directors” within the meaning of Section 162(m) of the Code and as Section 16 Non-Management Directors (the “Independent Committee”). The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(b) The Board or the Compensation Committee may, by resolution, appoint and delegate to another committee of one or more officers of the Company (including the CEO) (a “Management Committee”) any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers of the Company, Non-Management Directors, or are persons in the Designated 162(m) Group for whom the Board or the Compensation Committee desires to have the Performance-Based Exception apply and/or are Section 16 Persons at the time any such delegated authority is exercised; provided, however, that the resolution so authorizing such Management Committee shall specify the total number of Shares that may be subject to Awards (if any) such Management Committee may award pursuant to such delegated authority, and any such Award shall be subject to the form(s) of Award Agreement theretofore approved by the Compensation Committee. Any delegation of authority pursuant to this Section 3.1(b) shall comply with the requirements of applicable law, including Section 157(c) of the General Corporation Law of the State of Delaware to the extent applicable.

(c) Unless the context requires otherwise, any references herein to “Committee” include references to the Board, the Compensation Committee of the Board, the Management Committee, the Independent Committee (if distinct from any of the foregoing) or the CEO, as applicable. For avoidance of doubt, notwithstanding any provision of the Plan to the contrary, any action taken by the Compensation Committee of the Board shall be treated as a valid action of the Committee, except as limited by the terms of the Board’s delegation of authority to the Compensation Committee of the Board or in the event that such action would violate applicable law.

3.2 Powers of Committee. Subject to and consistent with the provisions of the Plan (including Article 14 and any limitations in scope of authority established in accordance with Section 3.1 above), the Committee has full and final authority and sole discretion as follows:

(a) to determine when, to whom and in what types and amounts Awards should be granted;

(b) to grant Awards in any number and amount to Eligible Persons, and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any exercise price, grant price, Base Amount or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c) to determine the benefit payable under any Performance Unit, Performance Share, Other Stock-Based Award or Non-Equity Incentive Award and to determine whether any performance or vesting conditions have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e) to determine the Option Term;

(f) to determine the amount, if any, that a Grantee shall pay for Shares of Restricted Stock, when Shares of Restricted Stock shall be forfeited and whether such Shares shall be held in escrow;

(g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h) to determine with respect to Awards whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred either automatically (whether to limit loss of deductions pursuant to Section 162(m) of the Code or otherwise), at the election of the Committee or at the election of the Grantee;

(i) to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or one or more other Awards, subject to Section 6.3 and Section 10.5;

(j) to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(k) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(l) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(m) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not materially adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent, or (iv) provided for or specifically contemplated in the Plan (such as Section 6.4 or Article 13);

(n) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor, subject to Section 6.3 and Section 10.5;

(o) to make such adjustments or modifications to Awards or to adopt such sub-plans for Grantees working outside the United States as are advisable to fulfill the purposes of the Plan (including to comply with local law);

(p) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including, as applicable, limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(q) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in applicable laws, regulations or accounting principles; provided that in no event shall such adjustment increase the value of an Award for a person included in the Designated 162(m) Group for whom the Committee desires to have the Performance-Based Exception apply so as to cause the Performance-Based Exception to be unavailable;

(r) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(s) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 3.1(b), 4.3, 4.4 and 5.7(b)).

Article 4.—Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan shall be thirty million (30,000,000). The number of Shares available for delivery pursuant to stock-based Awards other than Options shall not exceed sixty percent (60%) of the total number of Shares deliverable under the Plan (determined as of the date of stockholder approval of the Restatement). The number of Shares available for delivery pursuant to Incentive Stock Options shall be the number set forth in the first sentence of this Section 4.1.

The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares to which an Award relates pursuant to the Plan.

If any Shares subject to an Award granted hereunder are forfeited or such Award is settled in cash or otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture, settlement or termination, shall again be available for grant under the Plan. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (a) Shares used to pay the exercise price of an Option, (b) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (c) Shares repurchased by the Company on the open market with the proceeds of an Award paid to the Company by or on behalf of the Grantee. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

Notwithstanding the foregoing, an unlimited number of Shares may be issued under the Plan pursuant to Acquired Entity Awards granted in assumption of, or in substitution for, an outstanding award previously granted by an Acquired Entity, so long as the terms of the acquisition of such awards previously granted by an Acquired Entity do not expressly provide for the issuance of Shares authorized under this Section 4.1.

4.2 Adjustments in Authorized Shares and Awards. In the event of any dividend or other distribution (whether in the form of cash, Shares, or other property, but excluding regular, quarterly cash dividends), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares, provided that any such transaction or event referred to heretofore does not involve the receipt of consideration by the Company, then the Committee shall, in such manner as it deems equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price or Base Amount with respect to any applicable Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of outstanding Shares of Restricted Stock or relating to any other outstanding Award in connection with which Shares are issued or otherwise subject, (e) the number of Shares with respect to which Awards may be granted to a Grantee, as set forth in Section 4.3, (f) the number and type of Shares (or other securities or property) as to which Awards may be settled, and (g) the number of Shares subject to outstanding Restricted Stock or Restricted Stock Units granted under Article 14; provided, in each case, that with respect to Awards of Incentive Stock Options intended as of their Grant Date to qualify as Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number. By way of example and not limitation, neither the conversion of any convertible securities of the Company nor any open market purchase of Shares by the Company shall be treated as a transaction that “does not involve the receipt of consideration” by the Company.

4.3 Compliance with Section 162(m) of the Code. To the extent the Committee determines that compliance with the Performance-Based Exception is desirable, the following shall apply:

(a) Section 162(m) Compliance. All Awards granted to persons included in the Designated 162(m) Group shall comply with the requirements of the Performance-Based Exception; provided that to the extent Section 162(m) of the Code requires periodic shareholder approval of performance measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Section 162(m) of the Code to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(b) Annual Individual Limitations. During any calendar year, no Grantee may be granted Awards (other than Awards that cannot be satisfied in Shares) with respect to more than three million five hundred thousand (3,500,000) Shares, subject to adjustment as provided in Section 4.2. The maximum potential value of Awards to be settled in cash or property (other than Shares) that may be granted with respect to any calendar year (or the Company’s fiscal year, if the Company’s fiscal year is not the calendar year) to any Grantee included in the Designated 162(m) Group (regardless of when such Award is settled) shall not exceed Fifteen Million Dollars ($15,000,000.00). (Thus, Awards to be settled in cash or property (other than Shares) with a Performance Period (or other period of time explicitly or implicitly utilized to determine the value to be provided to the Grantee) over more than one calendar year (or fiscal year) may exceed the one-year grant limit in the prior sentence at the time of payment or settlement so long as the total maximum potential value does not exceed the one-year limit multiplied by the number of calendar years (or fiscal years) or portions thereof over which the value of such Award is determined.)

4.4 Performance-Based Exception Under Section 162(m). Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 4.4, for Awards (other than Options or SARs) designed to qualify for the Performance-Based Exception, the objective Performance Measure(s) shall be chosen from among the following:

(a) Earnings (either in the aggregate or on a per-share basis);

(b) Net income;

(c) Operating income;

(d) Operating profit;

(e) Cash flow;

(f) Stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders);

(g) Return measures (including return on assets, equity, or sales);

(h) Earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA);

(i) Gross revenues;

(j) Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

(k) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(l) Net economic value;

(m) Market share;

(n) Annual net income to common stock;

(o) Earnings per share;

(p) Annual cash flow provided by operations;

(q) Changes in annual revenues;

(r) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(s) Economic value added;

(t) Sales;

(u) Costs;

(v) Results of customer satisfaction surveys;

(w) Aggregate product price and other product price measures;

(x) Safety record;

(y) Service reliability;

(z) Operating and maintenance cost management;

(aa) Energy production availability performance measures;

(bb) Debt rating;

and/or

(cc) Achievement of objective business or operational goals such as market share and/or business development;

provided that subsections (a) through (g) may be measured on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result, and may be measured annually, cumulatively over a period of years or over such other period determined by the Committee. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each Performance Measure for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, to a department, unit, division or function within the Company or any one or more Affiliates; or to the Company and/or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward) so as to cause the Performance-Based Exception to be unavailable. The Committee may not delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

For purposes of Section 4.3 and this Section 4.4 (and any other provisions of the Plan for which compliance with Section 162(m) of the Code is intended), references to “Committee” means the Compensation Committee of the Board or, if a separate body, the Independent Committee.

Article 5.—Eligibility and General Conditions of Awards

5.1 Eligibility. Awards may be granted to any Eligible Person or Non-Management Director, whether or not he or she has previously received an Award; provided that only persons included in the Designated 162(m) Group shall be Eligible Persons with respect to Non-Equity Incentive Awards made under the Plan and Non-Management Directors may only receive Awards granted under Article 14 of the Plan. A prospective employee of the Company or an Affiliate may be granted an Award so long as the Grant Date does not occur prior to the date that such Person commences employment or the performance of services for the Company or an Affiliate.

5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 General Terms and Termination of Affiliation. The Committee may impose on any Award or the exercise or settlement thereof, at the Grant Date or, subject to the provisions of Section 15.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Except as may be required under the Delaware General Corporation Law, Awards may be granted for no consideration other than prior and future services. Except as otherwise determined by the Committee pursuant to this Section 5.3, all Awards that have not been exercised and that are subject to (a) a risk of forfeiture, (b) deferral by the Committee (and not voluntary deferral by the Grantee), (c) vesting or (d) unexpired Performance Periods at the time of a Termination of Affiliation, shall be forfeited to the Company.

5.4 Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (“DRO”).

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Shares of Restricted Stock, to the Company) or pursuant to a DRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Director Annual Grants, Restricted Stock Units, Stock Appreciation Rights and Awards other than Incentive Stock Options and Non-Equity Incentive Awards, may be transferred to one or more trusts or persons during the lifetime of the Grantee in connection with the Grantee’s estate planning, and may be exercised by such transferee in accordance with the terms of such Award. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d) Nothing herein shall be construed as requiring the Committee to honor a DRO except as required under the respective Award Agreement or to the extent required under applicable law.

5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

5.6 Stand-Alone, Tandem and Substitute Awards.

(a) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any other plan of the Company or any Affiliate; provided that if the stand-alone, tandem or substitute Award is intended to qualify for Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. In connection with the Company’s acquisition, however effected, of another corporation or entity (the “Acquired Entity”) or the assets thereof, the Committee may, at its discretion, grant Awards (“Substitute Awards”) associated with the stock or other equity interest in such Acquired Entity (“Acquired Entity Award”) held by a Grantee immediately prior to such Acquisition in order to preserve for Grantee the economic value of all or a portion of such Acquired Entity Award on such terms as the Committee determines necessary to achieve preservation of economic value. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits. The Option Price of any Option or the purchase price of any other Award conferring a right to purchase Shares:

(i) If granted in substitution for an outstanding Award or non-Plan award or benefit, shall be either not less than the Fair Market Value of Shares at the date such substitute Award is granted or not less than such Fair Market Value at that date reduced to reflect the Fair Market Value of the Award or award required to be surrendered by the Grantee as a condition to receipt of a substitute Award; or

(ii) If granted in tandem with an already outstanding Award or an award granted under another plan, shall be either not less than the Fair Market Value of Shares at the date of grant of the later Award or the Fair Market Value of Shares at the date of grant of the earlier Award or award granted under such other plan.

(b) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan in substitution for stock and stock-based Awards held by employees of another corporation who become employees of the Company or an Affiliate as the result of a merger or consolidation or other combination of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation.

5.7 Compliance with Rule 16b-3.

(a) Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3 without the consent of or notice to the affected Section 16 Person.

(b) Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan. For purposes of Section 5.7(a) and this Section 5.7(b), references to “Committee” means the Compensation Committee of the Board or, if a separate body, the Independent Committee.

5.8 Deferral of Award Payouts. The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Shares of Restricted Stock, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the lapse or waiver of the Period of Restriction for Restricted Stock Units, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards. The Committee may also require such a deferral of receipt in order to avoid non-deductibility of any amounts associated with such Award or to comply with the requirements of applicable law. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Except as otherwise provided in an Award Agreement or this Section 5.8, any payment of any Shares that are subject to such deferral shall be made or delivered to the Grantee upon the Grantee’s Termination of Affiliation. Notwithstanding anything herein to the contrary, in no event will any deferral or payment of a deferred number of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

Article 6.—Stock Options

6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term (which shall be for a period of not more than ten (10) years from its Grant Date), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3 Option Price; No Repricing. The Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee, and, except with respect to an Option granted as an Acquired Entity Award, shall be at least equal to 100% of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment under Section 4.2, neither the Committee nor the Board shall have the authority or discretion to reduce, directly or indirectly, the Option Price of any outstanding Option without stockholder approval, including, without limitation, by (a) canceling previously awarded Options and regranting them with a lower Option Price or (b) exchanging or buying out any previously granted Option for a payment in cash, Shares or other Award, notwithstanding any authority otherwise granted the Committee or the Board under the Plan.

6.4 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option (or portion thereof) shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option (or portion thereof) designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(b) shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(c) shall be for a period of not more than 10 years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (a “Disqualifying Disposition”), within 10 days of such a Disqualifying Disposition; and

(f) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death.

For purposes of this Section 6.4, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

Notwithstanding anything in this Section 6.4 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year would exceed the $100,000 Limit, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Affiliation (or such other period of time provided in Section 422 of the Code).

6.5 Payment. Except as otherwise provided by the Committee in an Award Agreement or otherwise, Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means, subject to the approval of the Committee:

(a) cash, personal check or wire transfer;

(b) Shares, valued at their Fair Market Value on the date of exercise;

(c) withholding of Shares otherwise deliverable upon exercise valued at their Fair Market Value on the date of exercise; or

(d) subject to applicable law, pursuant to procedures previously approved by the Company, in cash through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the mandatory amount of federal, state, local and foreign withholding taxes payable by Grantee by reason of such exercise.

Article 7.—Shares of Restricted Stock

7.1 Grant of Shares of Restricted Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

7.2 Award Agreement. Each grant of Shares of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee’s Termination of Affiliation due to death, Disability, normal or approved early retirement, or involuntary termination by the Company or an Affiliate without “cause.” Except as otherwise determined by the Committee, upon Termination of Affiliation during the applicable Period of Restriction, Shares of Restricted Stock that are at that time subject to forfeiture shall be forfeited and automatically reacquired by the Company.

7.3 Consideration for Shares of Restricted Stock. The Committee shall determine the amount, if any, that a Grantee shall pay for Shares of Restricted Stock, subject to the following sentence. Except with respect to Shares of Restricted Stock that are treasury shares, for which no payment need be required, the Committee shall require the Grantee to pay at least the par value of a Share for each Share of Restricted Stock. Such payment shall be made in full in cash and/or other consideration permissible by applicable law (including prior and/or future services, which shall be considered a “benefit to the corporation” within the meaning of Section 152 of the Delaware General Corporation Law) by the Grantee before the delivery of the Shares under terms determined by the Committee.

7.4 Effect of Forfeiture. If Shares of Restricted Stock are forfeited, and if the Grantee was required to pay for such Shares with cash or property, the Grantee shall be deemed to have resold such Shares to the Company at a price equal to the lesser of (a) the amount paid in cash or property by the Grantee for such Shares, or (b) the Fair Market Value of such Shares at the close of business on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Shares.

7.5 Escrow; Legends. The Committee may provide that any certificates for any Shares of Restricted Stock (a) shall be held (together with one or more stock powers executed in blank by the Grantee) in escrow by the Secretary of the Company until such Shares become nonforfeitable or are forfeited and/or (b) shall bear an appropriate legend restricting the transfer of such Shares. If any Shares of Restricted Stock become nonforfeitable, the Company shall cause certificates for such Shares to be delivered without such legend, except as may be required under applicable law.

7.6 Voting Rights; Dividends and Distributions. Unless otherwise determined by the Committee, individuals holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction. Individuals in whose name Shares of Restricted Stock are granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares. Unless otherwise determined by the Committee, such dividends and other distributions shall be paid once the Period of Restriction has ended.

Article 8.—Restricted Stock Units

8.1 Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine.

8.2 Delivery and Limitations. Delivery of Shares will occur upon expiration of the Period of Restriction specified for the Award of Restricted Stock Units by the Committee. In addition, an Award of Restricted Stock Units shall be subject to such limitations as the Committee may impose, which limitations may lapse at the end of the Period of Restriction of such Restricted Stock Units or at other specified times, separately or in combination, in installments or otherwise, as the Committee shall determine at the time of grant or thereafter. A Grantee awarded Restricted Stock Units will have no voting rights in respect of such Restricted Stock Units. The Committee may award a Grantee Dividend Equivalents in respect of Restricted Stock Units that are the subject of an Award Agreement, as specified in and according to the terms of such Award Agreement. Unless otherwise determined by the Committee, such Dividend Equivalents shall be paid once the Period of Restriction or other applicable limitations or restrictions have ended.

8.3 Forfeiture. Except as otherwise determined by the Committee, upon Termination of Affiliation during the applicable Period of Restriction, Restricted Stock Units that are at that time subject to forfeiture shall be forfeited.

Article 9.—Performance Units and Performance Shares

9.1 Grant of Performance Units and Performance Shares. Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Value/Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be objective Performance Measures as set forth in Section 4.4 satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(a) Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(b) Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share at the close of business on the Grant Date.

9.3 Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled.

At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement or otherwise determined by the Committee.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines the performance goals or Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

The Committee may award a Grantee Dividend Equivalents in respect of Performance Units that are the subject of an Award Agreement, as specified in and according to the terms of such Award Agreement. Any such Dividend Equivalents shall not be paid except with respect to those Performance Units that have been earned based on the level of achievement of applicable performance goals. Grantees to whom Performance Shares are granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares that have been earned based on the level of achievement of performance goals. In addition, a Grantee may, at the discretion of the Committee, be entitled to exercise his or her voting rights with respect to such Shares to the extent such Shares have been issued to the Grantee.

9.4 Forfeiture. Except as otherwise determined by the Committee, upon Termination of Affiliation any unvested and/or unearned Performance Units and Performance Shares shall be forfeited.

Article 10.—Stock Appreciation Rights

10.1 Grant of SARs. Subject to and consistent with the provisions of the Plan, stock appreciation rights (“Stock Appreciation Rights” or “SARs”) may be granted to any Eligible Persons in such numbers and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Each SAR shall represent the right of the Grantee to receive upon exercise of the SAR an amount equal to the amount described in Section 10.3, subject to such terms and conditions as the Committee shall determine.

10.2 Award Agreement. Each grant of SARs shall be evidenced by an Award Agreement that shall specify, as the Committee shall determine, the number of Shares as to which the SAR relates, the Base Amount, the term and such other terms and conditions as the Committee shall determine, including without limitation vesting and forfeiture, provided that as to each SAR:

(a) except with respect to a SAR granted as an Acquired Entity Award, the Base Amount shall never be less than the Fair Market Value of a Share on the Grant Date; and

(b) the term shall not exceed ten years from the Grant Date.

10.3 Payment of SAR Amount. Upon exercise of an SAR, the Grantee shall be entitled to receive payment of an amount determined by multiplying (a) the difference between the Base Amount of the SAR and the Fair Market Value of a Share at the close of business on the date the SAR is exercised by (b) the number of Shares with respect to which the SAR is exercised. In the discretion of the Committee, payment of the SAR amount by the Company may be in cash, Shares or a combination of cash and Shares.

10.4 Forfeiture. Except as otherwise determined by the Committee, upon Termination of Affiliation any unvested SARs shall be forfeited.

10.5 No Repricing. Subject to the adjustment under Section 4.2, neither the Committee nor the Board shall have the authority or discretion to reduce, directly or indirectly, the Base Amount of any outstanding SAR without stockholder approval, including, without limitation, by (a) canceling previously awarded SARs and regranting them with a lower Base Amount or (b) exchanging or buying out any previously granted SARs for a payment in cash, Shares or other Award, notwithstanding any authority otherwise granted the Committee under the Plan.

Article 11.—Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or other securities, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, Awards valued by reference to the value of securities of or the performance of specified Affiliates, and Awards payable in securities of Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares or other securities delivered pursuant to a purchase right granted under this Article 11 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property or other consideration permitted by applicable law, as the Committee shall determine.

Article 12.—Non-Equity Incentive Awards

The Committee is authorized to grant Non-Equity Incentive Awards alone or in conjunction with other Awards to individuals who are at the time of the grant of such Non-Equity Incentive Award, included in the Designated 162(m) Group. All terms, conditions and limitations applicable to any Non-Equity Incentive Award shall be determined by the Committee, subject to and consistent with the provisions of the Plan.

Article 13.—Change in Control

13.1 Acceleration of Exercisability and Lapse of Restrictions. If, upon or within two (2) years following a Change in Control a Grantee has a Termination of Affiliation with the Company and the Company’s Affiliates (excluding any transfer to the Company or its Affiliates) voluntarily for Good Reason, or involuntarily (other than due to Cause, death, Disability, or Retirement) the following acceleration provisions shall apply to Awards other than Awards granted under Article 14:

(a) All outstanding Awards pursuant to which the Grantee may have rights, the exercise of which is restricted or limited, shall become fully exercisable; unless the right to lapse restrictions or limitations is waived or deferred by a Grantee prior to such lapse, all restrictions or limitations (including risks of forfeiture) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse; and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled (at the target level, to the extent applicable) and shall be waived by the Company; and

(b) Notwithstanding any other provision of the Plan or any outstanding Award Agreement, Awards in the form of Non-Qualified Stock Options which are accelerated under this Section 13.1 shall be exercisable after a Grantee’s Termination of Affiliation for a period equal to the lesser of (i) the remaining term of each nonqualified option; or (ii) eighteen (18) months.

13.2	Definitions. For purposes of this Article 13, the following terms shall have the meanings set forth below:

(a) “Cause” means, from and after the occurrence of a Change in Control, unless otherwise defined in an Award Agreement or individual employment, change in control, or other severance agreement, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee:

(i) willful failure by a Grantee to substantially perform his or her duties (as they existed immediately prior to a Change in Control), other than any such failure resulting from a Disability; or

(ii) Grantee’s conviction of or plea of nolo contendere to a crime involving fraud, dishonesty or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company or an Affiliate; or

(iii) Grantee’s willful or reckless material misconduct in the performance of his duties which results in an adverse effect on the Company, the Subsidiary or an Affiliate; or

(iv) Grantee’s willful or reckless violation or disregard of the code of business conduct or other published policy of the Company or an Affiliate; or

(v) Grantee’s habitual or gross neglect of duties.

(b) “Change Date” means, with respect to an Award, the date on which a Change in Control first occurs while the Award is outstanding.

(c) “Change in Control” means, unless otherwise defined in an Award Agreement or individual Change in Control severance agreement, the occurrence of any one or more of the following:

(i) any person (as such term is used in Rule 13d-5 of the SEC under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a Controlled Affiliate or any employee benefit plan (or any related trust) sponsored or maintained by the Company or any of its Controlled Affiliates (a “Related Party”), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the common stock of the Company or of Voting Securities representing 20% or more of the combined voting power of all Voting Securities of the Company, except that no Change in Control shall be deemed to have occurred solely by reason of such beneficial ownership by a Person with respect to which both more than 75% of the common stock of such Person and Voting Securities representing more than 75% of the combined voting power of the Voting Securities of such Person are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition, in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be; or

(ii) the Company’s Incumbent Directors (determined using the date of the Award as the baseline date) cease for any reason to constitute at least a majority of the directors of the Company then serving; or

(iii) consummation of a merger, reorganization, recapitalization, consolidation, or similar transaction (any of the foregoing, a “Reorganization Transaction”), other than a Reorganization Transaction that results in the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners, of both at least 65% of the then-outstanding common stock of the Surviving Corporation and Voting Securities representing at least 65% of the combined voting power of the then-outstanding Voting Securities of the Surviving Corporation, in substantially the same respective proportions as such Persons’ ownership of the common stock and Voting Securities of the Company immediately before such Reorganization Transaction; or

(iv) consummation of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of complete liquidation of the Company, other than any such transaction that would result in (A) a Related Party owning or acquiring more than 50% of the assets owned by the Company immediately prior to the transaction or (B) the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such transaction becoming, immediately after the consummation of such transaction, the direct or indirect owners, of more than 50% of the assets owned by the Company immediately prior to the transaction.

Notwithstanding the occurrence of any of the foregoing events and subject to Section 17.18, a Change in Control shall not occur with respect to a Grantee if, in advance of such event, the Grantee agrees in writing that such event shall not constitute a Change in Control.

(d) “Good Reason” means, unless otherwise defined in an Award Agreement or individual employment, change in control or other severance agreement, the occurrence, upon or within two years following a Change in Control and without a Grantee’s prior written consent, of any one or more of the following:

(i) a material adverse reduction in the nature or scope of the Grantee’s duties from the most significant of those assigned at any time in the 90-day period prior to a Change in Control; or

(ii) a significant reduction in the authority and responsibility assigned to the Grantee; or

(iii) any reduction in or failure to pay Grantee’s base salary; or

(iv) a material reduction of Grantee’s aggregate compensation and/or aggregate benefits from the amounts and/or levels in effect on the Change Date, unless such reduction is part of a policy applicable to peer employees of the Employer and of any successor entity; or

(v) a requirement by the Company or an Affiliate that the Grantee’s principal duties be performed at a location more than fifty (50) miles from the location where the Grantee was employed immediately preceding the Change in Control, without the Grantee’s consent (except for travel reasonably required in the performance of the Grantee’s duties); provided such new location is farther from Grantee’s residence than the prior location; or

(vi) the failure of the Surviving Corporation following a Reorganization Transaction to assume all Awards previously made under the Plan or to provide equivalent awards of substantially the same value.

Notwithstanding anything in this Article 13 to the contrary, no act or omission shall constitute grounds for “Good Reason”:

(i) Unless, at least 30 days prior to his termination, Grantee gives a written notice to the Company or the Affiliate that employs Grantee of his intent to terminate his employment for Good Reason which describes the alleged act or omission giving rise to Good Reason;

(ii) Unless such notice is given within 90 days of Grantee’s first actual knowledge of such act or omission; and

(iii) Unless the Company or the Affiliate that employs Grantee fails to cure such act or omission within the 30 day period after receiving such notice.

Further, no act or omission shall be “Good Reason” if Grantee has consented in writing to such act or omission.

(e) “Incumbent Directors” means, determined as of any date by reference to any baseline date:

(i) the members of the Board on the date of such determination who have been members of the Board since such baseline date; and

(ii) the members of the Board on the date of such determination who were appointed or elected after such baseline date and whose election, or nomination for election by stockholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of two-thirds of the directors comprising the Company’s Incumbent Directors on the date of such vote or written consent, but excluding each such member whose initial assumption of office was in connection with (A) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board or (B) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act).

(f) “Retirement” shall have the meaning ascribed to such term in the Company’s governing tax-qualified retirement plan applicable to the Grantee, or if no such plan is applicable to the Grantee, in the good faith determination of the Committee.

(g) “Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if securities representing at least 50% of the aggregate voting power of all Voting Securities of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

(h) “Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

13.3 Flexibility to Amend. The provisions of this Article 13 and any similar or related provisions of any Award Agreement may be modified at any time prior to a Change in Control, without the consent of the Grantee or the Company’s stockholders.

Article 14.—Non-Management Director Awards

14.1	Director Annual Grant.

(a) Automatic Grant of Director Annual Grant. Subject to adjustment as provided in Section 4.2, annually each Non-Management Director shall be granted an annual Award payable, as determined by the Board, in the form of one or a combination of Restricted Stock or Restricted Stock Units (determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares) having a Fair Market Value at the close of business on the Grant Date of up to Three Hundred Thousand Dollars ($300,000) (“Director Annual Grant”). The Grant Date for such Director Annual Grant shall be the date of the annual meeting of company stockholders (“Annual Meeting of Company Stockholders”) commencing with the Annual Meeting of Company Stockholders in 2010. If no Annual Meeting of Company Stockholders is held prior to June 1 of any calendar year, the Grant Date for the Director Annual Grant shall be May 31. Notwithstanding the foregoing, the Board may, in its discretion exercised at any time prior to the date a Director Annual Grant is granted for a year, provide that the Director Annual Grant for such year shall be granted in installments, so that only a portion (which portion shall be the same for each Non-Management Director) of the Director Annual Grant shall be granted on the date of the Annual Meeting of Company Stockholders (or May 31, as applicable) of such year, and the remaining portion or portions shall be granted at such time or times in such year as the Board may specify at the time it determines to grant the Director Annual Grant in installments. A person who first becomes a Non-Management Director after the conclusion of the Annual Meeting of Company Stockholders and prior to August 1 of any year shall be granted the full Director Annual Grant for such year as of December 15.

(b) Prorated Director Annual Grant.

(i) Subject to adjustment as provided in Section 4.2, a person who first becomes a Non-Management Director on or after August 1 of any year and prior to the first Annual Meeting of Company Stockholders following the date the person becomes a Non-Management Director shall be granted a prorated Director Annual Grant for such first year with a Grant Date following the date such person becomes a Non-Management Director determined as follows:

(A) The Grant Date shall be December 15 if the person first becomes a Non-Management Director on or before December 15 of the year.

(B) The Grant Date shall be the date of the next Annual Meeting of Company Stockholders if the person first becomes a Non-Management Director on or after December 16 of the year. If no Annual Meeting of Company Stockholders is held prior to the next following June 1, the Grant Date shall be May 31 of the year following the date the person becomes a Non-Management Director.

(ii) The prorated portion of the Director Annual Grant shall be determined by multiplying the value of such Director Annual Grant by a fraction, the numerator of which is the number of full and fractional calendar months elapsing between the date such person first becomes a Non-Management Director and the date of the first Annual Meeting of Company Stockholders following the date the person becomes a Non-Management Director and the denominator of which is twelve; provided that with respect to any component of a Director Annual Grant denominated in Shares, including but not limited to Shares of Restricted Stock or Restricted Stock Units, only whole numbers of Shares shall be granted, determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares. If no Annual Meeting of Company Stockholders is scheduled as of a December 15 Grant Date or held as of a May 31 Grant Date, such prorated Director Annual Grant shall be determined by multiplying each component of such Director Annual Grant by a fraction, the numerator of which is the number of full and fractional calendar months elapsing between the date such person first becomes a Non-Management Director and May 31 of the year following the date such person becomes a Non-Management Director and the denominator of which is twelve. As to any component denominated in Shares, including without limitation Shares of Restricted Stock or Restricted Stock Units, only whole numbers of Shares shall be granted, determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares.

(iii) In the event the Board has determined that the Director Annual Grant for a year shall be granted in installments, the Board shall make appropriate provisions for prorating installments with respect to Non-Management Directors entitled to a prorated Director Annual Grant, consistent with the preceding provisions of this Section 14.1(b).

(c) Non-Management Director Status. A person must be a Non-Management Director on the Grant Date of a Director Annual Grant (or any installment thereof) in order to be granted such Director Annual Grant (or installment thereof). For a Director Annual Grant granted on the date of the Annual Meeting of Company Stockholders, other than a prorated Director Annual Grant, the person must be a Non-Management Director at the conclusion of the Annual Meeting of Company Stockholders.

(d) Vesting and Payment. Each Director Annual Grant shall vest and be paid out in Shares as determined by the Committee.

14.2	Election to Receive Director Fees in Shares or Restricted Stock Units in Lieu of Cash.

(a) Payment of Director Fees in Shares. A Non-Management Director may elect (“Equity Election”) to be paid all or a portion of cash fees, if any, earned in his or her capacity as a Non-Management Director (including any retainer fees, fees for service as chairman of a Board committee and any other cash fees paid to directors (“Director Fees”)), in the form of Shares in lieu of cash. An Equity Election may be made at any time prior to the date Director Fees would otherwise have been paid in cash, subject to such restrictions and advance filing requirements as the Company may impose, including, but not limited to, restrictions designed to comply with the requirements of Section 409A of the Code. Equity Elections made pursuant to The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors or The Williams Companies, Inc. 2002 Incentive Plan, as amended from time to time, that were in effect on the date stockholders approve this Plan shall remain in effect under this Plan, subject to the remainder of this Section 14.2(a). Each Equity Election shall be irrevocable, shall specify the portion of the Director Fees to be paid in the form of Shares and shall remain in effect with respect to future Director Fees until the Non-Management Director revokes or changes such Equity Election. Any such revocation or change shall have prospective application only. Shares delivered pursuant to an Equity Election shall be that whole number of Shares (determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares), determined by dividing the amount of Director Fees to be paid in Shares by the Fair Market Value of a Share at the close of business on the date such Director Fees would otherwise be paid.

(b) Payment of Director Fees in Restricted Stock Units. A Non-Management Director who makes a Deferral Election in accordance with Section 14.3 shall receive all or part (as he or she elects) of his or her Director Fees in the form of a number of Restricted Stock Units equal to the quotient of the amount of Director Fees to be paid in the form of Restricted Stock Units divided by the Fair Market Value of a Share at the close of business on the date such Director Fees would otherwise be paid in cash.

14.3 Deferral Elections. To the extent permitted by the Committee from time to time, each member of the Board who is a Non-Management Director may make an election (“Deferral Election”) to be paid any or all of the following (“Deferrable Amounts”) in the form of Restricted Stock Units in lieu of cash or Shares, as applicable: (a) Director Annual Grants as provided in Section 14.1; or (b) Director Fees as provided in 14.2(a).

(a) Timing of Deferral Elections. An initial Deferral Election must be filed with the Human Resources Department of the Company no later than December 31 of the year preceding the calendar year in which the Deferrable Amounts to which the Deferral Election applies would otherwise be paid or delivered, subject to such restrictions and advance filing requirements as the Company may impose; provided that any newly elected or appointed Non-Management Director may file a Deferral Election not later than 30 days after the date such person first becomes a Non-Management Director. A Deferral Election shall be irrevocable as of the filing deadline and shall only apply with respect to Deferrable Amounts otherwise payable after the filing of such election. Each Deferral Election (including a deferral election filed under The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors or The Williams Companies, Inc. 2002 Incentive Plan that was in effect on the date stockholders approved this Plan) shall remain in effect with respect to subsequently earned Deferrable Amounts unless the Non-Management Director revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only and shall in no event apply with respect to compensation earned in the calendar year in which the revocation or change is made.

(b) Content of Deferral Elections. A Deferral Election must specify the following:

(i) (A) The number of shares (including shares subject to Restricted Stock Units granted under Section 14.1(a) or Section 14.1(b)) subject to the Director Annual Grant to be deferred and paid in Restricted Stock Units under this Section 14.3 and/or (B) the dollar amount of Director Fees to be deferred and paid in Restricted Stock Units under this Section 14.3, as applicable; and

(ii) the date such Restricted Stock Units shall be paid (subject to such Period of Restriction and other limitations as may be specified by counsel to the Company).

(c) Deferral Account. The Company shall establish an account (“Deferral Account”) on its books for each Non-Management Director who makes a Deferral Election. A number of Restricted Stock Units (determined in the case of a Deferrable Amount otherwise payable in cash by dividing the amount of cash to be deferred by the Fair Market Value of a Share at the close of business on the date such cash would otherwise be paid) shall be credited to the Non-Management Director’s Deferral Account as of each date a Deferrable Amount subject to a Deferral Election would otherwise be paid. Deferral Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded unsecured obligation of the Company.

(d) Settlement of Deferral Accounts. The Company shall settle a Non-Management Director’s Deferral Account by delivering to the holder thereof (which may be the Non-Management Director or his or her beneficiary) a number of Shares equal to the number of Restricted Stock Units then credited to such Deferral Account (or a specified portion in the event of any partial settlement); provided that if less than the value of a whole Share remains in the Deferral Account at the time of any such distribution, the number of Shares distributed shall be rounded up to the next higher whole number of Shares if the fractional portion of a Share remaining is equal to or in excess of one-half Share, and otherwise shall be rounded down to the next lower whole number of Shares. Such settlement shall be made at the time or times specified in the applicable Deferral Election.

14.4 Insufficient Number of Shares. If at any date insufficient Shares are available under the Plan for the automatic grant of Director Annual Grants, or the delivery of Shares in lieu of cash payment of Director Fees, or crediting Restricted Stock Units pursuant to a Deferral Election, (a) Director Annual Grants under Section 14.1 automatically shall be granted proportionately to each Non-Management Director eligible for such a grant to the extent Shares are then available (provided that no Director Annual Grant shall be granted with respect to a fractional number of Shares), and (b) then, if any Shares remain available, Director Fees elected to be received in Shares shall be paid in the form of Shares or Restricted Stock Units proportionately among Non-Management Directors then eligible to participate to the extent Shares are then available and otherwise in the form of cash.

14.5 Non-Forfeitability. The interest of each Non-Management Director in Director Annual Grants granted or delivered under the Plan at all times shall be non-forfeitable, except to the extent the Board provides otherwise.

14.6 No Duplicate Payments. No payments or Awards shall be made or granted under this Plan with respect to any services as a Non-Management Director if a payment or award has been or will be made for the same services under The Williams Companies, Inc. 1996 Stock Plan for Non Employee Directors or The Williams Companies, Inc. 2002 Incentive Plan, as amended from time to time.

Article 15.—Amendment, Modification, and Termination

15.1 Amendment, Modification, and Termination. Subject to Section 15.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any securities exchange or other form of securities market on which the Shares may then be listed or quoted, (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval and (c) no amendment or alteration of Section 6.3 or Section 10.5 (except to correct a scrivener’s error) shall be made without the approval of the Company’s stockholders.

15.2 Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award; provided that Article 13 may be removed, amended or modified at any time prior to a Change in Control without the consent of any Grantee.

Article 16.—Withholding

16.1 Mandatory Tax Withholding

(a) Whenever, under the Plan, (i) Shares are to be delivered upon payment of an Award, (ii) Shares of Restricted Stock become nonforfeitable, (iii) a cash payment is made for any Award, or (iv) any other payment event occurs with respect to rights and benefits hereunder, the Company or any Affiliate shall be entitled to require (A) that the Grantee remit an amount in cash, or in the Company’s discretion, in Shares, valued at their Fair Market Value on the date the withholding obligation arises, sufficient to satisfy all of the employer’s federal, state, and local tax withholding requirements related thereto but no more than the minimum amount necessary to satisfy such amounts (“Required Withholding”), (B) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares valued at their Fair Market Value at the date the withholding obligation arises, or from any other payment due to the Grantee under the Plan or otherwise or (C) any combination of the foregoing.

(b) If any Grantee makes an election under Section 83(b) of the Code, the Company or any Affiliate shall be entitled to require (i) that the Grantee remit an amount in cash, or in the Company’s discretion, in Shares, valued at their Fair Market Value on the date the withholding obligation arises, sufficient to satisfy the resulting Required Withholding, (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan or otherwise or (iii) any combination of the foregoing.

16.2 Notification under Code Section 83(b). If any Grantee makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 17.—Additional Provisions

17.1 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

17.2 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17.3 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

17.4	Securities Law Compliance.

(a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or other form of securities market upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any securities exchange or other form of securities market upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state or foreign securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b) If the Committee determines that the exercise, nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any securities exchange or other form of securities market on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

17.5 No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Shares of Restricted Stock) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Shares of Restricted Stock, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Shares of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock. Stock dividends and deferred cash dividends issued with respect to Shares of Restricted Stock shall be subject to the same restrictions and other terms as apply to the Shares of Restricted Stock with respect to which such dividends are issued. The Committee may in its discretion provide for payment or crediting of interest on deferred cash dividends.

17.6 Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

17.7 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Management Directors as it may deem desirable.

17.8 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

17.9 Share Certificates. Any certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any foreign securities laws, rules and regulations thereunder, and the rules of any national securities exchange or other form of securities market on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Grantee, the Committee may require any Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

17.10 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

17.11 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment at any time, for any reason or no reason, or shall confer upon any Grantee the right to continue in the employ or as an officer of the Company or any Affiliate.

17.12 Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

17.13 Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994 to the extent required by law or as determined by the Committee.

17.14 Construction; Gender and Number. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

17.15 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

17.16 Obligations. Unless otherwise specified in an Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

17.17 No Right to Continue as Director. Nothing in the Plan or any Award Agreement shall confer upon any Non-Management Director the right to continue to serve as a director of the Company.

17.18 Code Section 409A Compliance. The Board intends that, except as may be otherwise determined by the Committee, any Awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income taxes, thereunder. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Grantee to become subject to Section 409A, unless the Committee expressly determines otherwise, such grant of Award, payment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be amended or deemed modified in as close a manner as possible to give effect to the original terms of the Award, or, only if necessary because a modification or deemed modification would not be reasonably effective in avoiding the additional income tax under Section 409A(a)(1)(B) of the Code, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Committee without the consent of or notice to the Grantee. Notwithstanding the foregoing, with respect to any Award intended by the Committee to be exempt from the requirements of Section 409A which is to be paid out when vested, such payment shall be made as soon as administratively feasible after the Award becomes vested, but in no event shall such payment be made later than 2-1/2 months after the end of the calendar year in which the Award became vested unless (a) deferred pursuant to Section 5.8 or 14.3 or (b) otherwise permitted under the exemption provisions of Section 409A.

END OF DOCUMENT

100132313.13

42